Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I-many, Inc.

Edison, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of I-many, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

BDO Seidman, LLP

Woodbridge, New Jersey

September 22, 2008